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As of December 18, 1998

VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996, as amended November 20, 1997 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A and Appendix A, respectively attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Equity Funds V, Inc. for the benefit of Mid-Cap Value Fund series and Small Cap Contrarian Fund series (the "Series") hereby appoints The Chase Manhattan Bank to provide custodial services for these Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A and Appendix A, respectively, to the Agreement effective December 18, 1998. Kindly acknowledge your agreement to provide such services and to add these Series to Schedule A and Appendix A, respectively, by signing in the space provided below.

                                    DELAWARE GROUP EQUITY FUNDS V, INC.
                                            on behalf of Mid-Cap Value Fund
                                            series and Small Cap Contrarian
                                            Fund series


                                    By: /s/ David K. Downes
                                        ---------------------------------------
                                            David K. Downes
                                    Its:    Executive Vice President
                                            Chief Operating Officer
                                            Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK


By:/s/Rosemary M. Stidmon
   ------------------------

Its:Vice President
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